EXHIBIT 99.1

     DISCOVERY LABORATORIES SECURES $75 MILLION COMMITTED EQUITY FINANCING
                                    FACILITY

   Management will discuss additional details during conference call on July
                    9th at 10:30 AM EDT - see details below

DOYLESTOWN, PA -- JULY 8, 2004 -- DISCOVERY LABORATORIES, INC. (NASDAQ: DSCO), has entered into a Committed Equity Financing Facility Agreement (CEFF) with Kingsbridge Capital Limited in which Kingsbridge has committed to finance up to $75 million of capital to support Discovery's future growth. The Agreement requires Kingsbridge to purchase newly-issued shares of Discovery common stock. Discovery will ultimately determine the exact timing, amount and price of any CEFF financings, subject to certain conditions. Kingsbridge is a private investment group, which operates as a closed fund, managing substantial assets for its principal. The CEFF allows Discovery to raise capital as required, at the time, price and in amounts deemed suitable to the Company, during a three-year period once the registration statement is filed by Discovery and declared effective by the Securities and Exchange Commission.

John G. Cooper, Executive Vice President and Chief Financial Officer of Discovery commented, "The CEFF gives us enormous flexibility to raise adequate amounts of capital when needed. Our financing strategy, particularly in light of current market conditions, does not include an immediate requirement for additional equity capital. With this innovative financing structure now in place, we have an ability to finance the Company at times when we believe the appropriate value is reflected in our stock price. Normally, such value accrues after the achievement of key milestones. In addition, I feel this CEFF offers a favorable cost of capital, with discounts and associated expenses less than those seen generally in PIPEs or secondary offerings. Discovery can still participate in traditional financing structures if we feel it is beneficial to do so. This CEFF, together with our ability to avail ourselves of other traditional financing structures, allows us to make financing decisions that we believe will be in the best interest of Discovery and its shareholders. The $75 million available from the CEFF, coupled with our existing cash balances and amounts available under credit facilities provides the Company with over $120 million of potential financial resources."

Adam Gurney, Managing Director of Kingsbridge, stated, "We are excited by Discovery's Surfactant Replacement Therapy pipeline, which we believe is of great medical potential. Discovery has several milestones expected to be announced in 2004 and 2005 - each potentially a significant value-creating opportunity for healthcare, Discovery and its investors. Kingsbridge is very pleased to be working with Discovery as it builds the first potential surfactant product pipeline for respiratory medicine and executes its transition to a commercial company with the potential FDA approval of Surfaxin(R) for RDS."

Certain details of the Committed Equity Financing facility are as follows:

o For a period of three years, Discovery can access up to $75 million dollars from Kingsbridge in exchange for newly-issued shares of Discovery's common stock. Discovery may access the capital after the SEC declares effective the registration statement to be filed by Discovery covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below.

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o     Capital  may be  accessed  under  the  CEFF in  tranches  of up to  $18.75 million, subject to certain conditions. Each tranche will be priced during the 15-day financing period with Discovery controlling the minimum acceptable purchase price for any shares to be issued to Kingsbridge during that time. Kingsbridge shall purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10% of the average market price of the common stock during the financing period, with the reduced discounts applying if the price of the common stock is equal to $9.01 or more.

o Discovery is not obligated to utilize any of the $75 million available under the CEFF and there are no minimum commitment or minimum use penalties. The CEFF agreement does not contain any restrictions on Discovery's operating activities, automatic pricing resets or minimum market volume restrictions.

o     The agreement does not prohibit Discovery from conducting  additional debt
      or  equity  financings,   including  PIPEs,  shelf  offerings,   secondary
      offerings or any other fixed future-priced securities.

o Throughout the term of the CEFF, Kingsbridge is restricted from engaging in any transaction intended to reduce its economic risk of owning shares of Discovery common stock including, without limitation, the purchase of any option or contract to sell, selling "short" or "short against the box", or otherwise entering into any other security transaction the purpose of which is to hedge its risk of ownership of the common stock.

o In connection with the CEFF, Discovery issued a warrant to Kingsbridge to purchase up to 375,000 shares of common stock at an exercise price of $12.0744 per share. The exercise term of the warrant is five years beginning with the 6-month anniversary of the closing date of the agreement. The warrant must be exercised for cash, except in limited circumstances.

Mr. Cooper continued, "Kingsbridge is a highly-respected investment group with an extensive network of contacts within the financial community. They have been a shareholder of Discovery for the past two years. The financial and legal terms of this financing structure is the product of substantial deal and market analysis by Discovery and Kingsbridge. Both parties feel that this process has resulted in a well thought out and innovative financing vehicle."

Discovery will be hosting a conference call on Friday, July 9th at 10:30 AM EDT. Management will provide more details on the Committed Equity Financing Facility.


The call in number is 800-665-0669. This audio webcast will be available to shareholders and interested parties through a live broadcast on the Internet at
HTTP://WWW.IRCONNECT.COM/PRIMECAST/DSCO/438/INDEX.HTML                       and
WWW.DISCOVERYLABS.COM. It is recommended that participants log onto one of these sites at least 15 minutes prior to the call. The Internet broadcast will be available for up to 30 days after the call at both website addresses.

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The securities issuable in connection with the CEFF and upon the exercise of the warrant issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration. Discovery has agreed to file, no later than August 23, 2004, a registration statement for the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant.

ABOUT DISCOVERY LABORATORIES

Discovery Laboratories, Inc. is a biopharmaceutical company developing its proprietary surfactant technology as Surfactant Replacement Therapies for respiratory diseases. Surfactants are compositions produced naturally in the lungs and essential for breathing. Discovery's technology produces an engineered version of natural human lung surfactant that is designed to closely mimic the essential properties of human lung surfactant. Discovery believes that through its technology, pulmonary surfactants have the potential, for the first time, to be developed into a series of respiratory therapies for critical care and other hospitalized patients where there are few or no approved therapies available.

Discovery has filed a New Drug Application with the FDA for clearance to market Surfaxin, the Company's lead product, for the prevention of Respiratory Distress Syndrome in premature infants. Discovery is currently conducting a Phase 2 clinical trial for Acute Respiratory Distress Syndrome in adults, Phase 3 and Phase 2 clinical trials for Meconium Aspiration Syndrome in full-term infants. With aerosolized surfactant formulations, Discovery is preparing to initiate a Phase 2 trial for asthma (development name DSC-104) and a Phase 2 trial for Respiratory Dysfunction in premature infants.

More information about Discovery is available on the Company's Web site at www.DiscoveryLabs.com.

To the extent that statements in this press release are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's product development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, risks relating to the progress of the Company's research and development, the risk that the Company will not be able to raise additional capital or enter into additional collaboration agreements (including strategic alliances for our aerosol and Surfactant Replacement Therapies), risk of delay in the Company's preparation and filing of applications for regulatory approval, risk of delay in the FDA's or other health regulatory authorities' approval of any applications filed by the Company, risks that any such regulatory authority will not approve the marketing and sale of a drug product even after acceptance of an application filed by the Company for any such drug product, risks relating to the ability of the Company's third party contract manufacturers to provide the Company with adequate supplies of drug substance and drug products for completion of any of the Company's clinical studies, other risks relating to the lack of adequate supplies of drug substance and drug product for completion of

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any of the Company's clinical studies,  and risks relating to the development of competing therapies and/or technologies by other companies. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials, even after obtaining promising earlier trial results. Data obtained from tests are susceptible to varying interpretations, which may delay, limit or prevent regulatory approval. Those associated risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.


COMPANY CONTACTS:
John G. Cooper, EVP and CFO
Kori Beer, IR & Communications
215-340-4699

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